                                                                EXHIBIT 10.36

[*] - Confidential treatment requested pursuant to Rule 406.

                                  May 18, 1998

[*]

            Re:   Waiver of Certain Adjustment Rights Pursuant to Warrant

Gentlemen:

            Park `N View, Inc., a Delaware corporation (the "Company"), has granted to [*] (the "Warrantholder") a right to purchase up to 180,000 shares of the Company's Common Stock pursuant to a Warrant, dated as of March 12, 1998 (the "Warrant"). Section 10(c) of the Warrant provides that the Exercise Price (as defined in the Warrant) and the number of Shares (as defined in the Warrant) issuable upon exercise of the Warrant are subject to adjustment in the event of, among other things, the issuance by the Company of shares of the Company's Common Stock at a price less than the Exercise Price under certain circumstances.

            In connection with certain debt financing of the Company in the aggregate principal amount of up to $75,000,000, the Company may grant to the lenders, guarantors or purchasers of such loans (collectively referred to herein as the "Lenders") warrants to purchase up to 505,375 shares of the Company's Common Stock at an exercise price less than the Exercise Price. The Warrantholder, on behalf of itself and any subsequent holder of the Warrant, hereby waives any rights of the Warrantholder and/or any subsequent holder of the Warrant to adjustment of the Exercise Price and/or the number of Shares issuable upon exercise of the Warrant arising as a result of or in connection with: (i) the issuance by the Company to the Lenders of warrants to purchase up to 505,375 shares of the Company's Common Stock at an exercise price less than the Exercise Price, or (ii) the issuance of shares of the Company's Common Stock pursuant to any subsequent exercise of such warrants.

            If you agree with the foregoing terms, please sign this letter below as indicated.

                                   Sincerely,

                                   PARK `N VIEW, INC.


                                   By:/s/ Steve Conkling
                                      ---------------------------------------
                                      Steve Conkling, Chief Operating Officer

            The foregoing letter, dated May 18, 1998, is hereby acknowledged and agreed:

                                   [*]


                                   By:  /s/
                                      ---------------------------------------
                                   Name:
                                        -------------------------------------
                                   Title:
                                         ------------------------------------







                                       2